EXHIBIT 5.2




		    [Letterhead of Davis, Polk & Wardwell]



		      (212) 450-4500



					  October 30, 1995



SunAmerica Inc.
1 SunAmerica Center
Los Angeles, CA  90067-6022

Dear Sirs:

	    We have acted as special counsel to SunAmerica Inc., a Maryland corporation (the "Company") in connection with the issuance of up to 4,000,000 $3.10 Depositary Shares (the "Depositary Shares"), each representing one-fiftieth of a share of Series E Mandatory Conversion Premium Dividend Preferred Stock, without par value (the "Preferred Stock"), of the Company. The Depositary Shares and the Preferred Stock have been registered under the Securities Act of 1933, as amended (the "Act") under a shelf Registration Statement on Form S-3 (Registration No. 33-62405), as amended (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") which Registration Statement was declared effective by the Commission on September 29, 1995, and are being offered and sold pursuant to a Prospectus Supplement dated October 26, 1995 (the "Prospectus Supplement") to the Prospectus dated September 29, 1995 relating to the Preferred Stock and the Depositary Shares included in the Registration Statement. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement (the form of which is set forth as Exhibit 4.10 to the Form 8-K of the Company filed today with the Commission and incorporated by reference in the Registration Statement).

	    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

	    Based on the foregoing, we are of the opinion that, when Depositary Shares evidenced by Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized, legally issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement and the Depositary Receipts.

	    We are members of the Bar of the State of New York and our opinion is limited to the Federal laws of the United States and the laws of the State of New York.

	  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement. The issuance of such consent does not concede that we are an "expert" for purposes of the Act.


					  Very truly yours,
					  /s/  Davis Polk & Wardwell